EXHIBIT 10.5

Execution Version

RESTRICTIVE COVENANTS AGREEMENT

This RESTRICTIVE COVENANTS AGREEMENT (this “Agreement”) is made and entered as of November 3, 2021 (the “Effective Date”), by and among BurgerFi International, Inc., a Delaware corporation (“Buyer”), and Catterton Partners VII, L.P, Catterton Partners VII Offshore, L.P. and Catterton Partners VII Special Purposes, L.P. (each, a “Restricted Party” and collectively, the “Restricted Parties”). Each of the foregoing parties is referred to herein as a “Party” and together as the “Parties”.

WHEREAS, Buyer has entered into that certain Stock Purchase Agreement, dated as of October 8, 2021, as amended and restated pursuant to that certain Amended and Restated Stock Purchase Agreement, dated as of November 3, 2021 (the “Purchase Agreement”), by and among Buyer, Hot Air, Inc., a Delaware corporation (the “Company”), and Cardboard Box, LLC, a Delaware limited liability company (“Seller”), pursuant to which Buyer agreed to acquire all of the issued and outstanding shares of common stock of the Company from Seller;

WHEREAS, the Restricted Parties will receive an indirect benefit as a result of the sale of the shares of common stock of the Company by Seller to Buyer in exchange for the consideration set forth in the Purchase Agreement; and

WHEREAS, as a material inducement to Buyer to enter into the Purchase Agreement, Buyer and the Restricted Parties desire that the provisions of this Agreement be enforced to the maximum extent permitted by the laws of the State of Delaware.

NOW, THEREFORE, in consideration of the premises and the promises herein made, and in consideration of the covenants herein contained, the receipt and adequacy of which are hereby conclusively acknowledged, the Parties, intending to become legally bound, hereby agree as follows.

1. Confidentiality; Information Screens. For so long as the Restricted Parties collectively hold, directly or indirectly through one or more of their respective Affiliates, not less than fifty percent (50%) of the shares of BFI Consideration Common Shares (as defined in the Purchase Agreement) (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the BFI Common Stock) issued to the Seller at the Closing pursuant to the Purchase Agreement, each Restricted Party will (a) hold in confidence all BFI Confidential Information, and (b) in connection with any Competing Investment by any Restricted Party or any Restricted Party Affiliate, implement customary “information screens” such that (i) none of the Persons identified on Exhibit A hereto (the “ACFP Deal Team”) shall share any BFI Confidential Information with any other Person working for or on behalf of a Restricted Party or a Restricted Party Affiliate in connection with a Competing Investment, (ii) each Person working for or at the direction of a Restricted Party or a Restricted Party Affiliate in respect of a Competing Investment will be prohibited from accessing any documents, files, or databases of any member of the ACFP Deal Team, and (iii) no member of the ACFP Deal Team will be permitted to be a member of the deal team pursuing such Competing Investment.

2. Non-Solicitation. For a period commencing on the Effective Date and ending on the second (2nd) anniversary of the Effective Date, no Restricted Party will, directly or indirectly through one or more of its controlled Affiliates (which controlled Affiliates shall exclude, for the avoidance of doubt, any controlled Affiliated portfolio companies of such Restricted Party):

(a) solicit or induce or attempt to solicit or induce (including by recruiting, interviewing or identifying or targeting as a candidate for recruitment) any Person identified on Exhibit B attached hereto (each, a “Restricted Employee” and collectively, the “Restricted Employees”) to terminate, restrict or hinder such Restricted Employee’s employment with Buyer or the Company; or

(b) hire or otherwise retain the services of any Restricted Employee as an employee, officer, director, independent contractor, licensee, consultant, advisor, agent or in any other capacity, or attempt or assist anyone else to do so.

Notwithstanding the foregoing, (x) no Restricted Party shall be deemed to be in violation of the covenants in this Section 2 for any actions taken by any of its Affiliated portfolio companies, unless such Affiliated portfolio company acts at the direction or knowing and express encouragement of a Restricted Party, (y) general solicitations published in a newspaper, trade journal, or other publication or posted on an internet job site and not specifically directed toward Transferred Employees will not constitute a breach of the covenants in Section 2(a) (assuming that such Restricted Party remains in compliance with Section 2(b)) and (z) this Section 2 shall not preclude any Restricted Party from hiring or attempting to hire or engaging any Restricted Employee who contacts such Restricted Party on his or her own initiative without any direct or indirect solicitation or encouragement from such Restricted Party, other than any general solicitation or advertisement, if such Restricted Employee’s employment with Buyer or any Subsidiary of Buyer has been terminated by Buyer or such Subsidiary of Buyer for at least six (6) months prior to such engagement.

3. Enforcement. If the final judgment of a court of competent jurisdiction declares that any term or provision of Sections 1 or 2 is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closer to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed. The existence of any claim or cause of action by a Restricted Party against Buyer or any of its Affiliates, whether predicated on this Agreement or otherwise, will not constitute a defense to the enforcement by Buyer of the provisions of Section 1 or Section 2, which Sections will be enforceable notwithstanding the existence of any breach by Buyer or any of its Affiliates. Notwithstanding the foregoing, no Restricted Party will be prohibited from pursuing such claims or causes of action against Buyer or any of its Affiliates.

4. Consultation with Counsel; Acknowledgement. Each Restricted Party has consulted with counsel regarding the restrictions set forth in this Agreement and based on such consultation has determined and hereby acknowledges that such restrictions contained herein are reasonable in terms of time and type of activity and are necessary to protect the goodwill of Buyer and the substantial investment made by Buyer under the Purchase Agreement. Each Restricted Party further acknowledges and agrees that the restrictions set forth in this Agreement are being entered into by it in connection with the Purchase Agreement, that such Restricted Party will receive good and valuable consideration as a result of the consummation of the transactions contemplated by the Purchase Agreement and that Buyer would not have entered into the Purchase Agreement in the absence of this Agreement.

5. Remedies. Each of Buyer and each Restricted Party acknowledges and agrees that remedies at law shall be inadequate to protect Buyer against any breach of this Agreement by a Restricted Party, and, without prejudice to any other rights and remedies otherwise available to Buyer, Buyer and each Restricted Party agrees that Buyers shall be entitled to injunctive relief to enforce the provisions of this Agreement without the posting of any bond or other security.

6. Representations and Warranties. Each Restricted Party represents and warrants to Buyers as follows:

(a) Such Restricted Party has full power and authority to execute, deliver and perform its obligations under this Agreement. All actions and proceedings required to be taken by or on the part of such Restricted Party to authorize and permit the execution, delivery and performance by it of this Agreement have been duly and properly taken.

(b) This Agreement has been duly executed and delivered by such Restricted Party. This Agreement constitutes a valid and binding obligation of such Restricted Party, enforceable against it in accordance with its terms, in each case subject to the effect of any bankruptcy and equity exceptions.

(c) Such Restricted Party has received adequate and sufficient consideration for entering into this Agreement.

7. Amendment and Waiver. Any provision of this Agreement may be amended or waived only in a writing signed by Buyer and each Restricted Party. No waiver of any provision hereunder or of any breach or default thereof shall extend to or affect in any way any other provision or prior or subsequent breach or default, and no failure or delay to enforce, or partial enforcement of, any provision hereof shall operate as a waiver of such provisions or any other provision.

8. Choice of Law; Exclusive Venue. THIS AGREEMENT, AND ALL ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT, WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE. THE PARTIES AGREE THAT ALL DISPUTES, LEGAL ACTIONS, SUITS AND PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT MUST BE BROUGHT EXCLUSIVELY IN A FEDERAL DISTRICT COURT LOCATED IN THE STATE OF DELAWARE OR ANY STATE

COURT IN THE STATE OF DELAWARE, IN EACH CASE LOCATED IN THE CITY OF DELAWARE AND COUNTY OF DELAWARE (COLLECTIVELY, THE “DESIGNATED COURTS”). EACH PARTY HEREBY CONSENTS AND SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE DESIGNATED COURTS. NO LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN ANY OTHER FORUM. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL CLAIMS OF IMMUNITY FROM JURISDICTION AND ANY OBJECTION THAT SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING IN ANY DESIGNATED COURT, INCLUDING ANY RIGHT TO OBJECT ON THE BASIS THAT ANY DISPUTE, ACTION, SUIT OR PROCEEDING BROUGHT IN THE DESIGNATED COURTS HAS BEEN BROUGHT IN AN IMPROPER OR INCONVENIENT FORUM OR VENUE. EACH OF THE PARTIES ALSO AGREES THAT DELIVERY OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT TO A PARTY HEREOF IN COMPLIANCE WITH SECTION 12 OF THIS AGREEMENT SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING IN A DESIGNATED COURT WITH RESPECT TO ANY MATTERS TO THAT THE PARTIES HAVE SUBMITTED TO JURISDICTION AS SET FORTH ABOVE.

9. Defined Terms. Capitalized terms used herein but not specifically defined herein shall have the meanings ascribed to them in the Purchase Agreement.

“Affiliate” means, with respect to a particular Person, (i) any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person, (ii) if such Person is a partnership, any partner thereof, (iii) any of such Person’s spouse, siblings (by law or marriage), ancestors and descendants and (iv) any trust for the primary benefit of such Person or any of the foregoing. The term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of another Person, whether through the ownership of voting securities or equity interests, by contract or otherwise.

“BFI Confidential Information” means all material non-public information of Buyer and its Subsidiaries.

“Competing Business” means any business enterprise other than Buyer and its Subsidiaries that operates a fast-casual dining chain with a focus on specialty pizza and/or hamburgers.

“Competing Investment” means any direct or indirect equity investment by any Restricted Party or a Restricted Party Affiliate.

“Person” means any individual, sole proprietorship, partnership, corporation, limited liability company, joint venture, unincorporated society or association, trust or other legal entity or governmental authority.

“Restricted Party Affiliate” means any successor flagship buyout investment fund of a Restricted Party.

10. Entire Agreement; Severability. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

11. Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties to this Agreement and their respective heirs, personal representatives, successors and assigns, as applicable; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the Parties hereto without the prior written consent of the other Party; provided further, that Buyer may assign this Agreement to its lenders solely for collateral security purposes.

12. Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) upon delivery in person, (b) on the earlier of receipt or next business day if sent by a nationally recognized overnight courier, (c) on the earlier of receipt or three (3) business days after dispatch by registered or certified U.S. mail or (d) on the business day when sent by e- mail (or next business day if not sent on a business day during normal business hours), addressed as follows:

If to the Restricted Parties:	599 West Putnam Avenue Greenwich, CT 06830
Attention: Andrew Taub; Matt Leeds; Dan Reid
Email: andrew.taub@lcatterton.com; matt.leeds@lcatterton.com; legalnotice@lcatterton.com with a copy
(which shall not constitute notice) to:	Proskauer Rose LLP
Eleven Times Square
New York, NY 10036-8299
Attention: Michael E. Callahan; Matt O’Loughlin
Email: mcallahan@proskauer.com; moloughlin@proskauer.com

If to Buyer:	BurgerFi International, Inc.
105 U.S. Highway 1
North Palm Beach, FL 33408
Attention: Julio Ramirez; Mike Rabinovitch E-mail: julio@burgerfi.com; mike@burgerfi.com with a copy
(which shall not constitute notice) to:	Holland & Knight LLP
701 Brickell Avenue Suite 3300 Miami, FL 33131 Attn: Enrique A. Conde Email: enrique.conde@hklaw.com

Any Party may change its notice address by giving notice of a new address.

13. Counterparts. This Agreement may be executed in multiple counterparts (including by means of facsimile or electronically transmitted portable document format (PDF) signature pages), any one of which need not contain the signatures of more than one Party, but all such counterparts taken together shall constitute one and the same instrument.

[Signatures on the following page]

IN WITNESS WHEREOF, the Parties have caused this Restrictive Covenants Agreement to be duly executed as of the Effective Date.

BUYER:

BURGERFI INTERNATIONAL, INC.

By:	/s/ Ophir Sternberg
Name:	Ophir Sternberg
Title:	Executive Chairman of the Board

RESTRICTED PARTIES:

CATTERTON PARTNERS VII, L.P.

By:	Catterton Managing Partner VII, L.L.C.
Its:	General Partner

By:	CP7 Management, L.L.C.
Its:	Managing Member

By:	/s/ Matthew Leeds
Name:	Matthew Leeds
Title:	Authorized Signatory

CATTERTON PARTNERS VII OFFSHORE, L.P.

By:	Catterton Managing Partner VII, L.L.C
Its:	General Partner

By:	CP7 Management, L.L.C.
Its:	Managing Member

By:	/s/ Matthew Leeds
Name:	Matthew Leeds
Title:	Authorized Signatory

CATTERTON PARTNERS VII SPACIAL PURPOSES, L.P.

By:	Catterton Managing Partner VII, L.L.C.
Its:	General Partner

By:	CP7 Management, L.L.C.
Its:	Managing Member

By:	/s/ Matthew Leeds
Name:	Matthew Leeds
Title:	Authorized Signatory

[Signature Page to Restrictive Covenants Agreement]

EXHIBIT A

ACFP Deal Team

Andrew Taub

Matt Leeds

Brittany Serafino

Elle Blake

EXHIBIT B

Restricted Employees

Ian Baines

Patrick Renna

John Reale

Michelle Zavolta

Brett Damato